UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Coca-Cola Company

Virtual 2020 Annual Meeting Questions and Answers

Why have you changed the format of the 2020 Annual Meeting?

The Coca-Cola Company’s deepest sympathies go out to those who have been impacted by the coronavirus pandemic. We are carefully following government guidelines around the world and taking precautionary steps to do what we can to prevent the further spread of the virus. After careful consideration, and in light of public health concerns regarding the coronavirus pandemic and the importance of safeguarding the health of The Coca-Cola Company’s shareowners, employees, directors and officers, The Coca-Cola Company has decided to forego for this year the physical location of the 2020 Annual Meeting of Shareowners (the “2020 Annual Meeting”) to be held at World of Coca-Cola in Atlanta, Georgia in favor of a virtual meeting format only.

While we recognize that those who were planning to attend in person may be disappointed about the change in meeting format, we will always put the health, safety and security of our shareowners, employees, consumers, customers and communities first.

How can I attend and vote at the 2020 Annual Meeting?

The 2020 Annual Meeting will be a completely virtual meeting of shareowners, which will be conducted exclusively by webcast at www.meetingcenter.io/249464513 on April 22, 2020 at 8:30 a.m. Eastern Time. We encourage you to access the 2020 Annual Meeting prior to the start time. Online access will begin at 8:00 a.m. Eastern Time.

We are committed to ensuring, to the extent possible, that shareowners will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. You are entitled to participate, vote and submit questions at the 2020 Annual Meeting if you were a shareowner of record as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee. No physical meeting will be held.

Shareowners of Record

Shareowners of record will be able to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. The two items of information needed to access the live webcast of the meeting are the following:

Username/Computershare Control Number: the 15-digit control number on the proxy card or the “Notice Regarding the Availability of Proxy Materials” (the “Notice”) you previously received

Meeting password: COCA2020

Beneficial Owners

If you are a beneficial owner and hold your shares through an intermediary, such as a bank, broker or nominee, you must register in advance to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare Trust Company, N.A. (“Computershare”). If you previously registered in advance to attend the physical meeting, you still must register in advance in order to participate in the virtual meeting, vote electronically and submit questions during the live webcast of the meeting.

Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Friday, April 17, 2020. You will receive a confirmation of your registration and instructions on how to attend the meeting by email after Computershare receives your registration materials.

Beneficial owners that are unable to register in advance may still attend the 2020 Annual Meeting by visiting www.meetingcenter.io/249464513 as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the meeting. However, we have provided additional methods to ensure that all shareowners are afforded the opportunity to submit questions. See “How do I submit a question?” below for more information.

I am a beneficial owner. Why do I need to request a legal proxy to be able to vote at the virtual meeting?

If your shares are held in an account at a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice was sent to you by your nominee. The bank, broker or other nominee holding your account is the shareowner of record for purposes of voting at the 2020 Annual Meeting. As a beneficial owner, you have the right to direct your broker, broker or nominee regarding how to vote the shares in your account. You are also invited to attend the 2020 Annual Meeting. However, since you are not the shareowner of record, you may not vote your shares or submit questions during the meeting unless you request and obtain a “legal proxy” from your bank, broker or other nominee.

This process is no different than if you chose to vote your shares at an in-person meeting. See “How can I attend and vote at the 2020 Annual Meeting?” above for more information.

How can I submit a question?

In advance of the 2020 Annual Meeting

As described in the proxy materials for the 2020 Annual Meeting previously distributed, shareowners may submit questions in advance of the meeting by visiting our 2020 Annual Meeting website at www.coca-colacompany.com/annual-meeting-of-shareowners or by emailing your question, along with proof of ownership, to shareownerservices@coca-cola.com.

During the 2020 Annual Meeting

You may submit questions during the live webcast of the meeting by visiting the meeting website at www.meetingcenter.io/249464513, entering your control number and the password, COCA2020. Once logged in, click on the messages icon at the top of the screen to type in your question, then click the arrow icon on the right to submit. Those who attend the 2020 Annual Meeting as a “guest,” as described above, will not have the option to submit questions during the live webcast of the meeting. However, in order to ensure all shareowners are afforded the opportunity to submit questions, shareowners may also email their question, along with proof of ownership, during the live meeting to shareownerservices@coca-cola.com.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.

A replay of our 2020 Annual Meeting webcast will be available on our 2020 Annual Meeting website through June 2020.

I am a beneficial owner and registered to attend the in-person meeting. Am I automatically registered to attend the virtual meeting?

If you are a beneficial owner and have previously registered to attend the in-person meeting, you will still need to register in advance for the virtual meeting if you wish to vote your shares electronically or submit a question during the live webcast of the meeting. See “How can I attend and vote at the 2020 Annual Meeting?” above for details on how to register in advance.

Beneficial owners that are unable to register in advance may still attend the 2020 Annual Meeting by visiting www.meetingcenter.io/249464513 as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the meeting. However, we have provided additional methods to ensure that all shareowners are afforded the opportunity to submit questions. See “How can I submit a question?” above for more information.

What documentation can I provide as proof of my ownership?

You need to provide documentation showing that you owned Common Stock on the record date of February 24, 2020. Documentation includes a copy of one of the following: (i) your proxy card or voting instruction form (ii) the Notice received by postal mail or e-mail or (iii) an account statement or a brokerage statement reflecting your ownership of Common Stock as of February 24, 2020.

Will you make a list of shareowners entitled to vote at the 2020 Annual Meeting available through electronic means?

We will make available an electronic list of shareowners of record as of the record date for inspection by shareowners for any purpose germane to the meeting from April 8 through April 21, 2020. To access the electronic list during this time, please send your request, along with proof of ownership, by email to shareownerservices@coca-cola.com. You will receive confirmation of your request and instructions on how to view the electronic list. The list will also be available to shareowners at www.meetingcenter.io/249464513 during the live webcast of the 2020 Annual Meeting.

What if I experience technical difficulties on the day of the meeting?

If you encounter technical difficulties with the virtual meeting platform on the day of the meeting, please visit https://edge.media-server.com/mmc/player/help/faq.php or call 1-888-265-3747(Toll Free) or 1-781-575-3120 (International Toll) for assistance.

If I have already submitted my proxy, do I need to vote at the 2020 Annual Meeting?

If you have already submitted your proxy, there is no need to submit another proxy or vote at the 2020 Annual Meeting unless you wish to change or revoke your vote. Whether or not you plan to participate in the live webcast of the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Annual Meeting.